EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 13, 2022 relating to the consolidated financial statements which appeared in Lithium Corporation’s Annual Report on Form 10-K for the years ended December 31, 2021 and 2020.

/s/ M&K CPA’s, PLLC

Houston, TX

May 23, 2022